UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008 (July 30, 2008)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 30, 2008, Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), entered into the Second Amendment to Credit Agreement (the “Second Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors, certain of the Revolving Credit Lenders party to the Credit Agreement referred to below and Bank of America, N.A., as administrative agent on behalf of itself and the Lenders party to the Credit Agreement, which further amended the Credit Agreement dated as of April 2, 2007 (the “Credit Agreement”) among the Company, certain of the Company’s subsidiaries as guarantors, the lenders from time to time party thereto, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Second Amendment adjusts the ratio of debt to EBITDA required as of certain quarterly determination dates during the term of the Credit Agreement as follows:

Four-Fiscal Quarter Period Ending	Ratio
September 28, 2007	5.75:1.00
December 31, 2007	5.75:1.00
March 28, 2008	5.25:1.00
June 27, 2008	5.25:1.00
September 26, 2008	5.00:1.00
December 31, 2008	5.00:1.00
March 27, 2009	5.00:1.00
June 26, 2009	5.00:1.00
September 25, 2009	4.75:1.00
December 31, 2009	4.50:1.00
March 26, 2010	4.50:1.00
June 25, 2010	4.25:1.00
September 24, 2010	4.25:1.00
December 31, 2010	4.00:1.00
March 25, 2011	4.00:1.00
June 24, 2011	3.75:1.00
September 30, 2011	3.75:1.00
December 31, 2011 and thereafter	3.50:1.00

Item 2.02.	Results of Operations and Financial Condition

On August 4, 2008, the Company announced financial results for the quarter ended June 27, 2008. A copy of the press release making this announcement is furnished as Exhibit 99.1 and incorporated herein by reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment agreements previously entered into between the Company and four of the Company’s named executive officers were amended on July 31, 2008 in order (a) to amend the provisions with respect to bonus components of potential severance payments in order to preserve the Company’s corporate tax deductibility under Internal Revenue Code (“Code”) Section 162(m) with respect to its annual management incentive program, (b) to provide for a six-month delay in receiving severance payments to conform to new deferred compensation regulations, and (c) to reflect the current titles and base salaries of such officers. The named executive officers whose employment agreements were amended are: Mr. James V. Mazzo, Chairman and Chief Executive Officer; Mr. Richard A. Meier, President and Chief Operating Officer; Mr. Douglas H. Post, Executive Vice President and President, Corneal Refractive Group; and Mr. C. Russell Trenary III, Executive Vice President, Global Public Policy and Medical Education. On August 4, 2008, conforming amendments with respect to severance arrangements were made to the offer letter between the Company and Mr. Michael J. Lambert, Executive Vice President and Chief Financial Officer.

In addition, on July 31, 2008, the Company entered into amended and restated change in control agreements with each of the officers with whom it had previously entered into a change in control agreement (including Mr. Lambert), in order to make conforming amendments with respect to the new deferred compensation and Code Section 162(m) regulations and rulings.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release, dated August 4, 2008, of Advanced Medical Optics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: August 4, 2008	By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press release, dated August 4, 2008, issued by Advanced Medical Optics, Inc.